Exhibit 99.03

Qest Consulting Group, Inc.

A Colorado corporation

East Coast Operations:	International Operations:	West Coast Operations:

1200 North Federal Highway	Edificio Fundadores	4675 South Yosemite Street
Suite 200	Décimo Piso	Unit 204
Boca Raton, Florida 33432	Carrera 23 Número 32-28	Denver Colorado 8023
Manizales, Caldas, Colombia170001
Contact Telephone Number: 1 561 210 8535
Website: http://qestco.com/, email: info@qestco.com

Hermann Burckhardt

President and Chief Executive Officer

Thomas Jaspers

 Secretary, Treasurer and Chief Financial Officer

March 2, 2021

Behavioral Centers of South Florida LLC

1806 North Flamingo Road, Suite 280

Pembroke Pines, Florida 33028

Puget Technologies, Inc.

1200 North Federal Highway

Suite 200-A

Boca Raton, Florida 33432

Re:	Preliminary understandings and agreements pertaining to proposed corporate reorganization

Gentlemen:

This letter confirms the status of our negotiations concerning a proposed transaction between BCSF, Behavioral Centers of South Florida LLC, currently a Florida limited liability company (hereinafter "BCSF") and Puget Technologies, Inc. (hereinafter referred to as "Puget"), a publicly held Nevada corporation subject to the reporting requirements imposed by Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). BCSF acknowledges that it has been informed that Qest Consulting Group, Inc., a Colorado corporation ("Qest") which has introduced BCSF to Puget is an "affiliate" of Puget (as that term is defined in Rule 405 of Securities and Exchange Commission (the "Commission") Regulation C and that Qest and Puget share officers and directors but that, in conjunction with transactions between them, Qest seeks to maintain a degree of independence by having an unrelated associate in Qest act as the principal advisor involved.

At the suggestion of Qest, BCSF and Puget (collectively hereinafter referred to as the "Parties" or generically as a "Party") have, during the past several months, been considering the possibility of a flexible ongoing association and, through numerous discussions and exchanges of information including reports of Forms 8-K, 10-K and 10-Q filed by Puget with the Commission pursuant to the Exchange Act, the Parties have tentatively decided to proceed with the following described corporate reorganization.

QEST CONSULTING GROUP, INC., Eastern Headquarters, 1200 North Federal Highway, Suite 200; Boca Raton, Florida 33432; 1 561 2108535

Behavioral Centers of South Florida LLC
March 2, 2021

Representations concerning BCSF

While information concerning Puget is publicly available, BCSF has provided Puget with the following information with respect to its operations and such information has, in part, been confirmed by visits to BCSF facilities by Puget's president.

BCSF is a centralized community behavioral health center providing its clients/patients with mental health services ranging from psychiatry, individual therapy, psycho-social rehabilitation services and case management in clinics located in the Florida Counties of Dade and Broward and, in collaboration with Puget, plans to expand into Palm Beach County. It is currently organized under the laws of the State of Florida as a limited liability company but, should the Parties enter into a reorganization agreement as proposed below, it would convert into a Florida corporation as permitted under Section 607.11933, Florida Statutes. It currently operates a multi-location clinic employing or independently contracting with 119 individuals, including two psychiatrists, one licensed mental health counselor supervisor, one licensed clinical social worker supervisor and one licensed marriage and family therapy supervisor who supervise seventeen therapists in the mental health department; one board certified behavior analyst, one board certified assistant behavior analyst and two registered behavior technicians; and, five advanced registered nurse practitioners in the field of psychiatry. In the area of case management four licensed clinical social worker supervisors supervise forty-nine licensed clinical social workers. The clinic has provided services to approximately 2,150 patient/clients who remain in the system of which they have an active patient base of approximately 1,100 at any one time but anticipate material expansion after the proposed reorganization through the acquisition of compatible and complementary businesses, as well as by establishing additional clinics, initially in the State of Florida. Its total revenues for the calendar years ended December 31, 2018 (nine months), 2019 and 2020 increased from $959,871 to $3,237,687 and then to $5,540,711.

Its activities are licensed by the State of Florida through the Agency for Health Care Administration and are subject to conditions imposed by major insurance carriers as well as government insurance programs such as Medicaid with which it coordinates its activities. Its major areas of concentration involve group therapy, psycho-social rehabilitation and comprehensive behavioral assessment but BCSF is also highly involved in individual therapy, development of management skills, speech therapy, physical therapy, occupational therapy, targeted case management, mental health treatment plans and medication management.

Outline of Proposed Transactions

BCSF is interested in the possibilities offered for expansion through acquisitions offered by public company status. Qest has formulated a four prong business strategy for Puget that involves traditional acquisitions but also a novel public company incubation option that permits acquired companies that decide they would prefer to regain independent status in a public company context to spin out after an internship period as independent public companies sharing Puget's shareholder base[1]. In essence, the Parties envision a "courtship and engagement period" during which they can work together on a consolidated basis and at the three year mark, decide whether they want to continue as a consolidated enterprise or amicably separate in a manner beneficial to all concerned. Consequently:

1 Its other two anticipated lines of operation involve formation of a business development company and a sequential series of specialty acquisition vehicles (SPACs).

QEST CONSULTING GROUP, INC., Eastern Headquarters, 1200 North Federal Highway, Suite 200; Boca Raton, Florida 33432; 1 561 2108535

Behavioral Centers of South Florida LLC
March 2, 2021

1.	The Parties have initiated collaborative activities to expand into Puget's headquarters county, Palm Beach, which will include personnel designated by Puget to facilitate pre-closing due diligence activities.

2.	The Parties have tentatively agreed, subject to conducting required due diligence and confirmations, that Puget will acquire BCSF as part of its incubation program at an initial valuation, subject to verification, of $5,000,000 in exchange for shares of its common stock, currently par value $0.001 per share, but subject to adjustment through a possible reverse stock split with the goal of attaining a trading value of at least $2.00 per share.

3.	In addition to the Puget shares received by the former BCSF equity holders, during the initial two years following the reorganization, the BCSF subsidiary would be entitled to receive up to an additional $1,000,000 in Puget common stock based on attaining net pre-tax profit performance goals, currently envisioned to be $1,000,000 for the calendar year ended December 31, 2022 and $2,000,000 for the calendar year ended December 31, 2023.

4.	In both of the foregoing instances, the holders of such securities will be granted piggyback registration rights, i.e., in the event that Puget files a registration statement for any of its securities, it will include the shares of common stock received by the former BCSF equity holders facilitating their resale prior to the time otherwise applicable holding period would have expired.

5.	During the three year period following closing on the proposed reorganization, the former BCSF equity holders would hold a proxy to vote the shares of the BCSF subsidiary's voting securities with respect to the election of all but one director (that director to be designated by Puget) and thus be in a position to control most aspects of the BCSF subsidiary's affairs, subject to specified exceptions involving legal matters, audits and strategic transactions (which would have to be coordinated with Puget).

6.	Two and a half years after closing on the acquisition, which is expected to be structured as a tax free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), the former equity holders of BCSF would have the option of tendering back 75% of the Puget Common Stock received, both under the reorganization and based on performance, for 75% of the shares of the BCSF subsidiary's shares held by Puget, with the commitment by Puget to register 15% of the remaining 25% of such shares with the Commission under Section 5 of the Securities Act of 1933, as amended (the "Securities Act") for distribution as a stock dividend to Puget's shareholders, and to assign the remaining ten percent to the proposed Puget business development company to be organized under Sections 54 through 65 of the Investment Company Act of 1940, as amendment (the "Investment Act").

7.	In such case the former equity holders of BCSF would retain 25% of the Puget common stock they had received in the reorganization and as performance bonuses to do with as they pleased.

8.	If the former equity holders of BCSF elected to retain all of the Puget common stock they had received in the reorganization and as performance bonuses rather than to exercise their spinout rights, then the BCSF subsidiary would remain a subsidiary of Puget which could either continue to operate it, sell it, or spin it out to its shareholders as it saw fit.

QEST CONSULTING GROUP, INC., Eastern Headquarters, 1200 North Federal Highway, Suite 200; Boca Raton, Florida 33432; 1 561 2108535

Behavioral Centers of South Florida LLC
March 2, 2021

Pre-closing preparations:

1.	A.	BCSF and its affiliates (as that term is defined for federal securities law purposes ("Affiliates") in the behavioral health care industry will consolidate all current operations, including related real estate holdings, if any, in order to create an entity that will meet the standards imposed by the Financial Industry Regulatory Authority, Inc., and its subsidiaries (collectively hereinafter referred to as "FINRA") for listing on the NASDAQ Stock Market, if possible, or else, on the most highly rated national or over the counter market on which the securities of Puget, as reorganized, will be eligible for trading.

B.	The consolidated operations will include, without limitation, all of BCSF's current operations and proposed operations as well as all businesses and properties currently owned by BCSF's affiliates that are associated with the business conducted, or proposed to be conducted by or with BCSF and all real estate, if any, owned by BCSF (including the BCSF headquarters).

2.	With the assistance of Qest, BCSF will convert into a Florida corporation with articles and bylaws appropriate for eventual independent public company status.

3.	BCSF will, with the assistance of Puget and Qest, expand into Palm Beach County, Florida.

4.	Puget will undertake all required corporate actions with respect to its authorized securities to assure that an adequate amount of common stock is available to effect the reorganization and for the subsequent performance bonuses, and, will use its best efforts in compliance with all applicable laws, to attain a trading value exceeding two dollars a share for its common stock as of the ten business days prior to closing, it being anticipated that such efforts may involve a reverse stock split of its common stock.

5.	The Parties will collaborate in the preparation of the report of current event on Form 8-K in which Puget will be required to report the acquisition of BCSF to the Commission, including the audit of at least two years of BCSF's financial statements in accordance with generally accepted accounting principles for public companies in the United States, consistently applied.

6.	The Parties will verify that the proposed transaction will not negatively impact the necessary operational and other licenses currently held by BCSF or its agreements with major insurance carriers necessary for the conduct of its business.

Anticipated Results:

As a result of the foregoing:

1.	The stockholders of BCSF would become stockholders of the Reorganized Company;

2.	BCSF, as consolidated, would become a wholly owned subsidiary of the Reorganized Company;

3.	The stockholders of BCSF involved in the reorganization would be entitled to nominate one member of the Reorganized Company's board of directors, who in turn would participate in the selection of the Reorganized Company's officers and the management of the Reorganized Company's business.

QEST CONSULTING GROUP, INC., Eastern Headquarters, 1200 North Federal Highway, Suite 200; Boca Raton, Florida 33432; 1 561 2108535

Behavioral Centers of South Florida LLC
March 2, 2021

Commitments of Qest:

1.	During the reorganization process, we will use our best efforts to introduce the principals of the Reorganized Company to licensed broker dealers in securities for purpose of assisting in market making and fund raising activities on its behalf.

2.	Concurrently with the foregoing, we will assemble a group of independent contractors in diverse fields, to be supervised and paid by us but at the expense of the Reorganized Company, for purposes of assisting it in expanding its business, developing more efficient operating procedures, establishing appropriate legal compliance practices, improving business and strategic planning and documentation, assisting in recruitment and in some cases, supervision of corporate, business, legal, accounting, marketing and public relations activities and engaging in such other consulting activities as are mutually agreed upon.

3.	During the interim between execution of the proposed reorganization agreement and its closing, Qest will assist Puget, to the extent legally permissible given its non-licensed status, in conjunction with a private placement of up to one million dollars in reliance on Rule 506(b) of Commission Regulation D comprised of 8% two year subordinated debentures, shares of its Class B Convertible Preferred Stock and warrants to purchase additional shares of its Class B Convertible Preferred Stock (up to an additional $1,400,000).

4.	Pursuant to its existing retainer and consulting agreement with Puget, Qest will expand the services provided to Puget to cover the BCSF subsidiary as well.

Confidentiality and Non Circumvention

1.	Because Qest has already commenced efforts on behalf of the Parties, all of BCSF's principals must sign a copy of this letter of intent and return it to Qest, on their own behalf and on behalf of BCSF, hereby irrevocably covenanting and agreeing that in the event that any business is hereinafter conducted by them or their Affiliates with any persons or entities (or their Affiliates) introduced by Qest, Qest will be entitled to continuing compensation based on an agreed to percentage of such business and further, that if no agreement as to Qest's compensation can be reached, then they and their Affiliates will refrain from conducting any business, directly or indirectly, with any person or entity (including Affiliates thereof) introduced by Qest, whether or not the proposed transactions with Qest take place, for a period of at least two years from the date of the subject introduction.

2.	The terms of the proposed transaction between BCSF and Puget will be kept confidential during the pendency of the negotiations called for hereby. Notwithstanding the foregoing, Qest and the Parties will comply with their legal obligations to publicly disseminate information concerning the contemplated transaction in press releases and filings with the United States Securities and Exchange Commission (the "SEC") and state securities regulatory authorities, in form and substance reasonably approved by Qest and the Parties.

QEST CONSULTING GROUP, INC., Eastern Headquarters, 1200 North Federal Highway, Suite 200; Boca Raton, Florida 33432; 1 561 2108535

Behavioral Centers of South Florida LLC
March 2, 2021

3.	In conjunction with the foregoing, BCSF and its Affiliates and advisors and other people associated with BCSF have been and will be provided with information concerning Puget which constitutes material inside information, as defined for purposes of Sections 20A and 21A of the Exchange Act. Such information was or will be provided in conjunction with pending negotiations and pursuant to Qest's and the Parties' obligations under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, to provide full and complete disclosure. Such information may not be disclosed to anyone other than pursuant to compulsory legal process or with the prior written consent of Qest and the Parties after such information has been publicly disseminated. Improper disclosure of such information constitutes a violation of the civil and criminal provisions of Sections 20A and 21A of the Exchange Act. During the pendency of negotiations, no one who is made privy to the foregoing information should engage in any transactions involving related publicly traded securities.

4.	The Parties acknowledge that both BCSF and Puget will each be among our clients and hereby waive any conflicts of interest based on such fact and in furtherance thereof, hereby agree to obtain independent counsel and advisors at any time that such a conflict of interest arises. Furthermore, you hereby acknowledge that:

A.	Because of Qest's pre-existing relationships with other clients (the "Prior Clients"), Qest may face a conflict of interest and that any such conflict, if not resolved to one or more of its Prior Clients' satisfaction, may require Qest to take actions or assume positions that are not in the best interest of BCSF or Puget because Qest first allegiance in such case may be to one or more of such Prior Clients;

B.	Notwithstanding such potential conflict and after having been advised of the foregoing, BCSF and Puget hereby prospectively waive any claims or causes of action against Qest as a result of actions taken in such event, and agree that Qest's first loyalty and duty shall, if deemed appropriate by Qest, in its sole discretion, be to one or more of its Prior Clients; and

C.	The Parties hereby agree that in the event that an actual irreconcilable conflict arises between BCSF, Puget and one or more of the Prior Clients and Qest elects to abide by its obligations to the Prior Client, BCSF and Puget will have the unilateral right to immediately terminate its agreements with Qest but that such termination will not affect Qest right to compensation from BCSF or Puget theretofore earned or for services subsequently accepted.

If the following comports with your understanding of the proposed transaction, please sign a copy of this letter and return it to us by electronic mail followed by hard copy, whereupon this letter will constitute an agreement by each of the undersigned to use our best efforts to negotiate a reorganization between the Parties to be structured under one of the options for a tax free reorganization provides for under one of the subsections of Section 368 of Title 26 of the U.S. Code, the Internal Revenue Code of 1986, as amended). It is our mutual intent that the subject negotiations be undertaken and concluded on or before June 30, 2021 with a closing by December 31, 2021 at the latest, subject to due diligence review, receipt of required governmental approvals and good faith negotiations by the respective representatives of the Parties. Upon execution of this letter of intent, we will arrange for appropriate legal counsel, auditors, etc., acting on behalf of the Parties and at their expense, to immediately commence to draft the required documentation for the contemplated series of transactions (the "Reorganization Agreement"). Upon presentation of a draft of the Reorganization Agreement, you will present it to your legal counsel and other advisors for review and comments whereupon we will all use our best efforts to assist the Parties to reach a definitive agreement.

QEST CONSULTING GROUP, INC., Eastern Headquarters, 1200 North Federal Highway, Suite 200; Boca Raton, Florida 33432; 1 561 2108535

Behavioral Centers of South Florida LLC
March 2, 2021

Please indicate your concurrence with the foregoing by signing a copy of this letter or transmission, in the space indicated, and thereafter transmitting such executed copy in the manner heretofore described.

Very truly yours,

Quest Consulting Group, Inc.

By:
Hermann Burckhardt
President

The foregoing is hereby accepted, as of the date first above written.

Puget Technologies, Inc.

By:
Hermann Burckhardt
President

Behavioral Centers of South Florida LLC

By:
Yipsi Martin
Managing Member

Copies: Info@behavioral-centers.com, info@pugettechnologies.com

QEST CONSULTING GROUP, INC., Eastern Headquarters, 1200 North Federal Highway, Suite 200; Boca Raton, Florida 33432; 1 561 2108535